UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 26, 2007
COREL CORPORATION
(Exact name of Registrant as specified in its Charter)

CANADA (State or other Jurisdiction of Incorporation)	000-20562 (Commission File Number)	98-0407194 (IRS Employer Identification No.)
1600 Carling Avenue
Ottawa, Ontario
Canada
K1Z 8R7
(613) 728-0826
(Address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On April 26, 2007, the Board of Directors (the “Board”) of Corel Corporation (the “Company”), pursuant to their authority in the Company’s constating documents, appointed Mr. Daniel Ciporin to the Board of the Company. Mr. Ciporin will serve on the audit committee of the Board (the “Audit Committee”). Pursuant to the rules of the Nasdaq Global Market, the Audit Committee was required to be comprised solely of independent members as of the one-year anniversary of the Company’s listing date, or April 26, 2007. The Company has determined that Mr. Ciporin is independent within the requirements of the Nasdaq Global Markets. Mr. Ciporin will be re-appointed to the Board following the close of the Company’s Annual and Special Meeting of Shareholders on May 9, 2007.
     Mr. Ciporin, age 48, is currently self employed, serving as senior advisor and consultant to a variety of private companies and boards. He serves on the boards of directors of VistaPrint Ltd., an internet printing company listed on Nasdaq and Primedia, a targeted media company listed on the NYSE. From January 1999 through June 2005, Mr. Ciporin was the Chief Executive Officer of Shopping.com Ltd., a publicly traded online comparison-shopping service and played a critical role during eBay’s acquisition of Shopping.com. Prior to serving as the Chief Executive Officer of Shopping.com, Mr. Ciporin served as senior vice president of MasterCard International, where he was responsible for global debit services. He also has experience as a management consultant for Mars and Co. and Corporate Value Associates. Mr. Ciporin also serves as a venture partner at Canaan Partners, focusing on technology trends and investment opportunities in the Internet and digital media sectors.
     Mr. Ciporin is eligible to participate in the Company’s Equity Incentive Plan (the “Plan”) as a non-employee director. Under the Plan, he will receive 50,000 options (35,000 regular grant and 15,000 annual grant) to purchase the Company’s common shares. This grant is effective April 26, 2007. The strike price is equal to the previous day’s closing price of those shares on Nasdaq. These options have a 10 year term and vest over a 4 year period, 25% on the first anniversary of the date of grant and then 6.25% per quarter over the next 12 quarters. Upon the occurrence of a significant event (such as a change in control), as defined under the Plan, all options or other equity awards held by members of the Board under the plan shall immediately vest. For more information on the Plan, see the Company’s registration statement on Form S-8 dated May 2, 2006 (File No. 333-133752).
     Mr. Ciporin will be paid $25,000 per year during his tenure on the Board. The Company also reimburses directors for reasonable out-of-pocket expenses incurred in performing their duties.
     The Company is not currently participating in any other transactions, and there are no currently proposed additional transactions for the Company, in which Mr. Ciporin and his immediate family members have a direct or indirect material interest.
     The press release issued by the Company in connection with the appointment of Mr. Ciporin is attached hereto as Exhibit 99.1 and is incorporated by reference into this Form 8-K
Item 9.01 Financial Statements and Exhibits
          (d) The following exhibit is furnished with this Form 8-K:
               99.1 Press Release dated April 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: April 26, 2007

COREL CORPORATION
By:	/s/ CHRISTOPHER DIFRANCESCO
	Name:	Christopher DiFrancesco
	Title:	Senior Vice President, Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 26, 2007.